UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): January 20, 2017

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                     000 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              +39 391 306 4134
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))















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Item 8.01. OTHER EVENTS

On or about January 20, 2017, Newgioco Group, Inc. ("the Company") was served with a complaint filed on November 11, 2016 against Empire Global Corp. ("Empire") (now known as Newgioco Group, Inc.) and our chief executive officer (collectively the "Defendants") in connection with a Securities Purchase Agreement by and between the Company and Darling Capital, LLC dated
February 29, 2016 (the "SPA"). We do not consider this lawsuit to be material under 8-k but are providing information about it in our discretion to fully apprise our shareholders. In simplest terms, the matters involve a $750,000 debt plus interest that we have been and remain ready and able to pay. However, the plaintiff has sought a premium on the amount owed which we dispute. We refer to the transaction contemplated by the SPA as the "Promissory Note Transaction." A summary of the lawsuit is below.

On or about January 20, 2016, the Company was served with a first amended complaint filed in the United States District Court, Southern District of
New York (the "Court") by Darling Capital, LLC ("Darling"). Darling has alleged, inter alia, that (i) the Defendants purportedly solicited an investment from Darling; (ii) the Defendants purportedly would provide a "loan guarantee" and that the guaranty would be an "on-demand guaranty"; (iii) purportedly the guaranty would be provided by a bank backed by the Bank of Italy; (iv) purportedly on January 22, 2016 Darling signed a Securities Purchase Agreement ("SPA") as amended and that such purported "amended" SPA conveyed a $600,000 Convertible Promissory Note dated February 29, 2016; a Guaranty by Confidi Union Impresa; and that Darling loaned the remaining $150,000 on April 4, 2016; (v) a purported "amended" SPA exists; (vi) purportedly the Promissory Note Transaction provides a 12% interest rate, with interest payments payable May 30, 2016, August 31, 2016 and November 30, 2016 and that purportedly some interest payments were made; (vii) purportedly Empire does not dispute that defaults of the Promissory Note Transaction occurred and remain; (viii) purportedly an interest rate of 22% per annum would apply during the pendency of an Event of Default; (ix) purportedly if the price of Empire common stock is below $1.30 per share as listed on Bloomberg the Borrower is required to buy the Note obligation in its entirety at 130%; (x) purportedly the common stock of Empire was below $1.30 per share 180 days after the Promissory Note Transaction and, as such, Darling made demand for payment of such 130% of the Note obligations; (xi) purportedly Darling engaged Italian counsel to make a demand for payment on Confidi Union Impresa and that Confidi Union Impresa refused to pay on the demand and that Darling "intends" to sue Confidi Union Impresa; (xii) purportedly Darling believes that Confidi Union Impresa is a dubious insurance company, included on an Italian government blacklist.

The causes of action set forth in the complaint are (i) a claim for breach of contract, (ii) a claim for money had and received, and (iii) a claim for common law fraud. Darling primarily seeks damages of (i) "more than $1 million" for breach of contract; (ii) an amount of "over $800,000" for money had and received and, (iii) and unspecified money and punitive damages for common law fraud.

This summary is qualified by reference to the full text of the complaint, and the answer and counterclaim as filed with the United States District Court, Southern District of New York Case No. 1:16-cv-08943-PKC.

The Company refutes each and every allegation made by Darling in the complaint and intends to vigorously defend the complaint. On or about February 21, 2017, the Defendants filed an Answer and Counterclaim against Darling. The counterclaim asserts and alleges, inter alia, that Darling (1) materially breached its obligations under the SPA by (i) inducing Empire to obtain and pay the premium for loan insurance on the premise that they were a solvent organisation with the ability to make a $750,000 loan to Empire; and (ii) failing to satisfy the closing conditions of the first SPA signed on January 20, 2016; (iii) inducing Empire to enter into a new second SPA dated February 29, 2016, and (iv) failing to satisfy the closing conditions of the new SPA signed on February 29, 2016 and that such breaches of contract by Darling caused Empire damages which included losses of acquisition opportunities; (2) committed fraud in the inducement by causing Empire to enter into various acquisition agreements knowing they did not have the funds to satisfy the closing conditions of either the first SPA and the second SPA, (3) committed fraud and market manipulation by orchestrating trades on Empire common stock, to ensure the success of Darling's scheme to defraud Empire and the loan insurance for the 130% payment within 180 days from the date of the Promissory Note Transaction would be successful, knowing that Empire had obtained loan insurance on Darling's request, (4) Punitive Damages for Darling's deceit.

Additional Information and Where to Find It

In connection with the Promissory Note Transaction, the Company filed a current report on Form 8-k with the Securities and Exchange Commission ("SEC") on March 2, 2016. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE CONTENTS AND EXHIBITS ON THE FORM 8-K FILED MARCH 2, 2016 BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROMISSORY NOTE TRANSACTION. Investors and security holders may obtain a free copy of the Promissory Note Transaction and other documents filed by the Company with the SEC at the SEC's web site at www.sec.gov. The Form 8-K and such other documents also are available for free on the Company's website at www.newgiocogroup.com under the Investors page or by directing a written request to Newgioco Group, Inc., Suite 701 - 130 Adelaide St. W., Toronto, Ontario Canada, M5H 2K4 Attention: Julian L. Doyle.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:  March 6, 2017.                    NEWGIOCO GROUP, INC.


                                         ______________________
                                          Michele Ciavarella
                                          Chairman of the Board
                                          Chief Executive Officer